UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-8A

NOTIFICATION OF REGISTRATION

FILED PURSUANT TO SECTION 8(a) OF THE

INVESTMENT COMPANY ACT OF 1940

The undersigned investment company hereby notifies the Securities and Exchange Commission that it registers under and pursuant to the provisions of Section 8(a) of the Investment Company Act of 1940, and in connection with such notification of registration submits the following information:

Name:    MFS Active Exchange Traded Funds Trust

Address of Principal Business Office (No. & Street, City, State, Zip Code):

111 Huntington Avenue

Boston, Massachusetts 02199-7632

Telephone Number (including area code):

(617) 954-5000

Name and Address of Agent for Service of Process:

Christopher R. Bohane

Massachusetts Financial Services Company

111 Huntington Avenue

Boston, Massachusetts 02199-7632

Check Appropriate Box:

Registrant is filing a Registration Statement pursuant to Section 8(b) of the

Investment Company Act of 1940 concurrently with the filing of Form N-8A:

YES: [X] NO: [ ]

SIGNATURES

A copy of the Agreement and Declaration of Trust of MFS Active Exchange Traded Funds Trust (the “Trust”) is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but are binding only upon the assets and property of the Trust.

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has caused this notification of registration to be duly signed on its behalf in the City of Boston, and the Commonwealth of Massachusetts, on the 15th day of April, 2024.

Signature:

MFS Active Exchange Traded Funds Trust (Name of Registrant)

By:	CHRISTOPHER R. BOHANE___________________
Christopher R. Bohane
Assistant Secretary

Attest:	BRIAN E. LANGENFELD___________________
Brian E. Langenfeld
Assistant Secretary